Exhibit 10(f)(3)
THIRD AMENDMENT TO THE
HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN
(Restated effective January 1, 2021)
__________________________
Pursuant to Section 20(a) of the HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN (“Plan”), which provides that the Plan may be amended by action of the Board or Benefits Management Committee, the Plan is amended as described below. Unless specifically stated otherwise, any reference in this Amendment to “Section” is intended to refer to the applicable Section of the Plan, including the Sections of the Howmet Aerospace Niles Bargaining Retirement Savings Plan (“Niles Union Plan”) that continue to apply following the merger of the Niles Union Plan into the Plan. This amendment is effective on the dates specified below.
A.
Effective beginning January 1, 2024, Schedule B-1 of the Plan is amended to increase the Participating Employer Contributions (Match) on an annual basis for bargaining unit members working at the Whitehall, Michigan location by replacing the current Whitehall, Michigan provisions with the following:

Company Code	Company Description	*EE Types	LOC	Location Description	Union Code	Union Description	Match	ERIC
T13	Howmet Aerospace	H	WMH	Whitehall, Michigan (Howmet)	30H	UAW-1243 – Auto Workers All Participants - Effective January 1, 2024 until December 31, 2024 only	0.7000	Yes
T13	Howmet Aerospace	H	WMH	Whitehall, Michigan (Howmet)	30H	UAW-1243 – Auto Workers All Participants - Effective January 1, 2025 until December 31, 2025 only	0.7500	Yes
T13	Howmet Aerospace	H	WMH	Whitehall, Michigan (Howmet)	30H	UAW-1243 – Auto Workers All Participants - Effective January 1, 2026 and after	0.8000	Yes

B.
In all other respects, the Plan is unchanged.